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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS




The Board of Directors
Doane Pet Care Enterprises, Inc.

       We consent to the use of our reports (dated February 13, 1998 with respect to Doane Pet Care Enterprises, Inc., dated March 13, 1998 with respect to Windy Hill Pet Food Holdings, Inc. and dated June 6, 1997 with respect to the Pet Food Division (a division of Hubbard Milling Company)) included herein and to the reference to our firm under the heading "Experts" in the registration statement.

                                        /s/ KMPG LLP
                                            KMPG LLP

Houston, Texas
February 8, 1999